FIRST LEASE MODIFICATION AGREEMENT

FIRST LEASE MODIFICATION AGREEMENT (the “Modification Agreement”) made as of the _____ day of February, 2005, by and between 59 MAIDEN LANE ASSOCIATES, LLC, a New York limited liability company, having and address at c/o AmTrust Realty Corp., 250 Broadway, New York, New York 10007 (the "Landlord"), and AMTRUST FINANCIAL SERVICES, INC., a New York corporation having an office at 59 Maiden Lane, New York, New York 10038 (the "Tenant").

WITNESSETH:

WHEREAS, by Standard Form of Office Lease, The Real Estate Board of New York, Inc. 8/99, with Rider of even date therewith attached thereto, dated June 28, 2002 (the "Lease"), Landlord demised to Tenant certain premises on the 6th Floor (the "Existing Premises") in the building known as 59 Maiden Lane, New York; and

WHEREAS, the Existing Premises consist of approximately 5,564 rentable square feet and Tenant seeks to have the Existing Premises increased by approximately 3,153 rentable square so that thereafter it shall consist of approximately 8,807 rentable square feet (the “New Premises”); and

WHEREAS, Landlord has agreed to modify and increase the Existing Premises to create the New Premises subject to the terms and conditions hereinafter set forth (the New Premises is herein, as of the Lease Modification Commencement Date the “Premises”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant do hereby agree that the Lease shall be and hereby is modified and amended as follows:

Commencing on the date of substantial completion of Landlord’s Work (the “Lease Modification Commencement Date”), presently estimated to be February 15, 2005:

1. The Premises are set forth on "Exhibit “A” attached to this Modification Agreement.

2. That portion of the first page of the Lease which reads “5,654 rentable square feet” is hereby modified and amended to read “8,807 rentable square feet”.

3. That portion of the first page of the Lease which reads “and ending July 31, 2005, and then $197,890.00 for the period running from August 1, 2005, through July 31, 2008,” is hereby deleted and the following inserted in its place and stead “and ending on the date preceding the Lease Modification Commencement Date, $290,631.00 for the period running from the Lease Modification Commencement Date and ending July 31, 2005, and then $308,245.00 for the period running from August 1, 2005, through July 31, 2008,”.

4.  Subparagraphs 51 (2)(a)(i) and (ii) of the Lease are hereby deleted in their entirety and the following inserted in their place and stead:

(i) One Hundred Eighty-Six Thousand Five Hundred Eighty-Two and 00/100($186,582.00) Dollars per annum during the period commencing on the Commencement Date and ending on the day preceding the Lease Modification Commencement Date;

(ii) Two Hundred Ninety Thousand Six Hundred Thirty-One00/100($290,631.00) Dollars during the period commencing on the Lease Modification Commencement Date and ending on July 31, 2005; and,

(iii) Three Hundred Eight Thousand Two Hundred Forty-Five 00/100($308,245.00) Dollars per annum during the period commencing on August 1, 2005 and ending on the Expiration Date.

4.  Subparagraph 52. (1) (j) of the Lease is hereby modified and amended by deleting “.56” in the first line thereof, and “5,564” in the second line thereof and substituting “.88” and “8,807” respectively, in their place and stead.

5. Landlord agrees, at its sole cost and expense, to modify the Existing Premises to create the New Premises (as of the Lease Modification Commencement Date, the “Premises”) by erecting a demising wall within the Existing Premises, as set forth on Schedule A hereto, to create the New Premises using Landlord’s building standard materials (the “Landlord’s Work”). In the event that Tenant elects to use materials other than Landlord’s building standard materials, all costs and expenses in connection therewith, in excess of what the Landlord would have paid using building standard materials, shall be paid by Tenant.

6.  Tenant represents and warrants that it has not consulted or negotiated with any broker in connection with this Modification Agreement and Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any claim or liability for commissions or fees arising from related to or connected with any person, firm or corporation claiming to have dealt with Tenant in connection with the Modification Agreement.

7.  Except to the extent herein amended and modified, the Lease shall remain unamended and full force and effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

59 MAIDEN LANE ASSOCIATES, LLC
Landlord

By:
Nathan Aber, Manager

AMTRUST FINANCIAL SERVICES, INC.
Tenant

By:
Name: Stephen Ungar
Title: Secretary and General Counsel

Shared documents/59 Maiden lane with AmTrust Fin/ Agreement 1-26-05